Exhibit 10.2

***** PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.  THE OMISSIONS HAVE BEEN INDICATED BY ASTERISKS (“*****”), AND THE OMITTED TEXT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SECOND AMENDMENT
TO
MULTIPLE YEAR CONTRACT
FOR THE
PURCHASE AND SALE OF FERTILIZER

This Second Amendment is made and entered into as of the 1st day of July, 2009 by and between CF INDUSTRIES, INC., a Delaware corporation, having its principal place of business at 4 Parkway North (Suite 400), Deerfield, Illinois (hereinafter referred to as “Supplier”) and CHS INC., a Delaware corporation, successor-in-interest to Agriliance, LLC, having its principal place of business at 5500 Cenex Drive, Inver Grove Heights, Minnesota (hereinafter referred to as “Customer”).

W I T N E S S E T H:

WHEREAS, Customer and Supplier have entered into that certain Multiple Year Contract for the Purchase and Sale of Fertilizer dated July 1, 2005 and amended by that certain letter agreement dated May 2, 2008 (the “MYC”) whereby Supplier has agreed to sell and Customer has agreed to purchase certain fertilizer;

WHEREAS, Customer and Supplier have agreed to amend the MYC in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Customer and Supplier hereby agree as follows:

1.             Section 1(c) of the MYC is amended by deleting the phrase “shall be reduced by an amount equal to the volume of Product so purchased by Customer (provided, however, that the Sales Target Volume shall not be reduced below the Requirement Volume)” and inserting, in lieu thereof, the phrase “and the Requirement Volume shall each be reduced by an amount equal to fifty percent (50%) of the volume of Product so purchased by Customer”.  After giving effect to this amendment Section 1(c) of the MYC shall read as follows:

“(c)         In the event Customer receives a bona fide offer from a third party during any Contract Year, which offer (i) provides for the sale of Product to Customer, (ii) Customer desires to accept and (iii) may impact Customer’s ability or willingness to purchase the Sales Target Volume, Customer shall notify Supplier (the “Third Party Purchase Notice”) of the volume of Product it intends to purchase, the terms and conditions of such purchase and the date and time by which Supplier must respond to such Third Party Purchase Notice.  Supplier shall have until the time and date set forth in such Third Party Purchase Notice to agree to sell the specified volume of Product to Customer on the terms and conditions set forth in the Third Party Purchase Notice.  If Supplier fails to respond to the Third Party Purchase Notice within the time specified, or if Supplier declines to sell the specified volume of Product to Customer, Customer may purchase the specified volume of Product from such third party on the terms and conditions set forth in the Third Party Purchase Notice and the Sales Target Volume and the Requirement Volume shall each be reduced by an amount equal to fifty percent (50%) of the volume of Product so purchased by Customer.”

2.             Section 1(d) of the MYC is amended by deleting the phrase “shall be reduced by an amount equal to the volume of Product so sold by Supplier (provided, however, that the Sales Target Volume shall not be reduced below the Requirement Volume)” and inserting, in lieu thereof, the phrase “and the Requirement Volume shall each be reduced by an amount equal to fifty percent (50%) of the volume of Product so sold by Supplier”.  After giving effect to this amendment Section 1(d) of the MYC shall read as follows:

“(d)         In the event Supplier receives a bona fide offer from a third party during any Contract Year, which offer (i) provides for the purchase of Product from Supplier, (ii) Supplier desires to accept and (iii) may impact Supplier’s ability or willingness to supply the Sales Target Volume, Supplier shall notify Customer (the “Third Party Sale Notice”) of the volume of Product it intends to sell, the terms and conditions of such sale and the date and time by which Customer must respond to such Third Party Sale Notice.  Customer shall have until the time and date set forth in such Third Party Sale Notice to agree to purchase the specified volume of Product from Supplier on the terms and conditions set forth in the Third Party Sale Notice.  If Customer fails to respond to the Third Party Sale Notice within the time specified, or if Customer declines to purchase the specified volume of Product from Supplier, Supplier shall be free to sell the specified volume of Product to such third party on the terms and conditions set forth in the Third Party Sale Notice and the Sales Target Volume and the Requirement Volume shall each be reduced by an amount equal to fifty percent (50%) of the volume of Product so sold by Supplier.”

3.             The third paragraph in Section 2 of the MYC is amended by deleting the phrase “***** or more short tons” and inserting, in lieu thereof, the phrase “***** or more short tons”.

After giving effect to this amendment the third paragraph in Section 2 of the MYC shall read as follows:

“Supplier further covenants with Customer that, in the event Supplier has entered into an agreement for a negotiated sale of Product (i) at a price (before applicable incentives) which is less than the price published by Supplier for such Product by at least $***** per short ton under any “Sale” type available at the time of the negotiated sale and having the same mode of transport, the same source of supply as is available to Customer according to the Take Pattern and the same market of delivery and (ii) which is for a volume of ***** or more short tons, Supplier shall notify Customer (the “Negotiated Sale Notice”) of the price, volume and other terms and conditions of such sale and the date and time by which Customer must respond to such Negotiated Sale Notice.  Customer shall have until the time and date set forth in the Negotiated Sale Notice to agree to purchase the specified volume of Product from Supplier on the terms and conditions set forth in the Negotiated Sale Notice.  If Customer fails to respond to the Negotiated Sale Notice within the time specified, or if Customer declines to purchase the specified volume of Product from Supplier on the terms and conditions set forth in the Negotiated Sale Notice, Customer shall be deemed to have waived its right to purchase the specified volume of Product at the price, in the manner and on the terms set forth in the Negotiated Sale Notice.”

4.             Section 2(c) of the MYC is amended by deleting the phrase “seventy-five percent (75%)” and inserting, in lieu thereof,  the phrase “fifty percent (50%)”.  After giving effect to this amendment Section 2(c) of the MYC shall read as follows:

“(c)         Forward Pricing Sale.  “Forward Pricing Sale” shall refer to a sale of Product at the published forward price specified under a special pricing program for advance purchase of Product (the “Forward Pricing Program”) plus applicable freight charges at the time of shipment.  Each Monday through Thursday afternoon that Supplier is open for business during the term of this Agreement Supplier shall offer Product for sale under the Forward Pricing Program provided that the New York Mercantile Exchange is scheduled to trade natural gas contracts in an Open Outcry session on the next business day following the offering of the Forward Pricing Program.  Furthermore, Supplier shall offer for sale in those months identified by Supplier as “Forward Months” in the Forward Pricing Program at least fifty percent (50%) of the month’s Sales Target Volume for each Product as set forth in the Take Pattern.  The terms and conditions set forth in the Forward Pricing Program shall supplement the terms and conditions set forth in this Agreement and, in the event of any conflict between specific terms and conditions set forth in the Forward Pricing Program and specific terms and conditions set forth in this Agreement, the specific terms and conditions set forth in the Forward Pricing Program shall control unless otherwise agreed to by Supplier and Customer.”

5.             Section 17(b) of the MYC is amended by changing the address for Supplier and the address for Customer to read as follows:

“If to Supplier:	CF Industries, Inc. 4 Parkway North (Suite 400) Deerfield, Illinois 60015-2590 Attention: Vice President, Sales

If to Customer:	CHS Inc. 5500 Cenex Drive Inver Grove Heights, Minnesota 55077 Attention: Vice President, Crop Nutrients”

6.             The foregoing amendments to the MYC shall be and become effective July 1, 2009.

7.             Each party represents to the other that the MYC is in full force and effect, that there are no defaults known to any party or any circumstances which, with the giving of notice or the passage of time, would constitute a default under the MYC and that the MYC shall remain in full force and effect except as hereinbefore specified.

IN WITNESS WHEREOF the parties hereto have executed this Amendment as of the date first above written.

SUPPLIER:		CUSTOMER:

CF INDUSTRIES, INC.		CHS INC.

By:	/s/ Bert Frost	By:	/s/ Cheryl K. Schmura
Name:	Bert Frost	Name:	Cheryl K. Schmura
Title:	VP, Sales and Market Development	Title:	Vice President, Crop Nutrients